                                                                  EXHIBIT NO. 11

COMPUTATION OF EARNINGS PER COMMON SHARE
FABRI-CENTERS OF AMERICA, INC.
(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                              THIRTEEN WEEKS ENDED
                                                                                         -------------------------------
                                                                                          APRIL 27,         APRIL 29,
                                                                                            1996              1995
- ------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Net earnings                                                                             $       1,070      $        278
                                                                                         =============      ============


Weighted average shares of common stock outstanding during the period                       18,268,965        18,371,462
 Incremental shares from assumed exercise of stock options - primary                           541,043           565,160
                                                                                         -------------      ------------
                                                                                            18,810,008        18,936,622
                                                                                         =============      ============
Net earnings per common share - primary                                                  $        0.06      $       0.01
                                                                                         =============      ============

EARNINGS PER SHARE ASSUMING FULL  DILUTION:

Net earnings                                                                             $       1,070      $        278
Interest expense applicable to 6 1/4% convertible
   subordinated debentures, net of tax                                                             556               548
                                                                                         -------------      ------------

Net earnings                                                                             $       1,626      $        826
                                                                                         =============      ============


Weighted average shares of common stock outstanding during the period                       18,268,965        18,371,462
Incremental shares from assumed exercise of stock options - fully diluted                      561,575           643,892
Incremental shares from assumed conversion of 6 1/4% convertible
 subordinated debentures                                                                     2,337,764         2,337,764
                                                                                         -------------      ------------

                                                                                            21,168,304        21,353,118
                                                                                         =============      ============

Net earnings per common share assuming full dilution                                     $        0.08  (a) $       0.04 (a)
                                                                                         =============      ============

(a) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.


Note: The number of shares for the periods ended April 29, 1995 have been restated to give effect to the Company's recapitalization amendment, which has been accounted for as if it were a two-for-one stock split.


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